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TRIDENT MICROSYSTEMS, INC.
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                                  EXHIBIT 21.1

                           TRIDENT MICROSYSTEMS, INC.


                              LIST OF SUBSIDIARIES

                                           Jurisdiction of            Ownership
     Name of Subsidiary                      Incorporation            Percentage
    --------------------                  -----------------         ------------
Trident Microsystems (Far East) Ltd.     Cayman Islands, B.W.I.          100%



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